UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 11, 2013

Nielsen Holdings N.V.

The Nielsen Company B.V.

(Exact name of registrant as specified in its charter)

The Netherlands	001-35042 333-142546-29	98-0662038 98-0366864
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

770 Broadway New York, New York 10003 (646) 654-5000	Diemerhof 2 1112 XL Diemen The Netherlands +31 20 398 8777

(Address of principal executive offices)

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

On February 11, 2013, Nielsen Holdings N.V. (the “Company”) issued a press release announcing its financial results for the fourth quarter and full year ended December 31, 2012.

A copy of the press release is furnished as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 8.01	Other Events.

On February 11, 2013, the Company announced that its Board of Directors adopted a cash dividend policy pursuant to which the Company intends to pay quarterly cash dividends on its outstanding common stock. The first quarterly cash dividend under this policy was declared by the Company’s Board of Directors in the amount of $0.16 per share payable on March 20, 2013 to holders of record of the Company’s common stock on March 6, 2013. The cash dividend policy and the payment of future cash dividends under that policy are subject to the Board of Directors continuing determination that the dividend policy and the declaration of dividends thereunder are in the best interests of the Company’s shareholders and are in compliance with all laws and agreements to which the Company is subject.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

Exhibit 99.1	Press Release, dated February 11, 2013, issued by Nielsen Holdings N.V. pertaining to the financial results for the fourth quarter and full year ended December 31, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 11, 2013

NIELSEN HOLDINGS N.V. THE NIELSEN COMPANY B.V.

By:	/s/ James W. Cuminale

	Name:	James W. Cuminale
	Title:	Chief Legal Officer

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